Exhibit 99.1

NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS OF CBS CORPORATION
Restrictions on Trading CBS Corporation Class A and Class B Common Stock

As you know, on October 19, 2017, CBS Corporation (“CBS”) launched an offer to exchange its shares of CBS Radio Inc. common stock for shares of outstanding CBS Class B common stock validly tendered and accepted by CBS (the “Exchange Offer”). Holders of CBS Class A common stock may participate in the Exchange Offer by converting or conditionally converting their CBS Class A common stock into CBS Class B common stock. In connection with the Exchange Offer, eligible participants in the CBS 401(k) Plan and CBS Radio 401(k) Plan who choose to participate in the Exchange Offer (“Offer Participants”) will not be able to effect transactions with respect to their Plan’s CBS Class A and/or CBS Class B common stock funds during the Blackout Period, including request a loan, an in-service withdrawal or a full or partial distribution. Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the SEC’s Regulation BTR (Blackout Trading Restriction), CBS’ directors and executive officers will be subject to trading restrictions during the Blackout Period, subject to certain exceptions. At this time, CBS does not know the final number of Offer Participants. Depending on the number of Offer Participants, the trading restrictions for directors and executive officers may be shortened and you will be notified accordingly.
Blackout Period
The Blackout Period will begin on November 10, 2017, at 1:00 p.m. Eastern Time, and is expected to end during the week of December 3, 2017. You will be notified of any changes to the dates of the Blackout Period, including if the Blackout Period is shortened or extended, and when the Blackout Period ends.
Trading Restrictions
During the Blackout Period, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of CBS Class A common stock, CBS Class B common stock and derivative securities, such as stock options, that you acquired in connection with your service or employment as a director or an executive officer of CBS, subject to certain exceptions. In this regard, any such CBS security that you sell or otherwise transfer are automatically treated as acquired in connection with your service as a director or an executive officer unless you establish that the security was acquired from another source in accordance with rules established by the SEC. Please note that these trading prohibitions also apply to CBS securities held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations. This notice is in addition to the restrictions on trading activity under CBS’ insider trading policy.
These trading restrictions do not prohibit you from participating in the Exchange Offer.

Questions
If you have questions concerning transactions in CBS Class A common stock, CBS Class B common stock or derivative securities, this notice or the Blackout Period, including the beginning and ending dates of the trading restrictions, please contact without charge:
CBS Corporation
51 W. 52nd Street
New York, New York 10019
Attention: Jonathan Anschell, Senior Vice President, Deputy General Counsel and
Secretary; and/or Stephen Mirante, Executive Vice President, Human Resources
Telephone number: 212-975-4321
Additional Information
No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. The solicitation and the offer to exchange CBS Class A common stock and CBS Class B common stock are made only pursuant to the Exchange Offer described in CBS Radio Inc.’s Prospectus dated October 19, 2017, as may be amended. The Prospectus contains important information that should be read carefully before any decision is made with respect to the Exchange Offer. The Prospectus and related documents are being made available to CBS stockholders at no expense to them. In addition, such documents (and other offer documents filed with the SEC) are available at no charge on the SEC’s website: www.sec.gov.

October 19, 2017